SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

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                                   GTSI Corp.
         ...............................................................
               Name of the Registrant as Specified In Its Charter

         ...............................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                        [By Electronic Mail Transmission]


         "Dear GTSI Employee Shareholder:

         By now, you should have received the 2003 GTSI Proxy Statement outlining the proposed items for shareholders' action at the 2003 GTSI Annual Meeting. I encourage you to review the entire Proxy Statement, including the three proposals that will be submitted to a shareholders vote at the annual meeting. Myself, and the rest of GTSI's management team strongly support these proposals.

         As a summary, the items up for vote are: (1) the reelection of two current directors and addition of two new directors to the Board; (2) the addition of more shares for the 1996 stock option plan, and; (3) an amendment to the 1996 stock option plan to increase the exercise period for former outside directors. I believe that the approval of these three items will help GTSI maintain a strong, competent Board, and that the amendments the 1996 stock option plan will enable GTSI to continue to identify, recruit, and keep qualified employees and Directors.

         Your vote is important. Please take the time to vote by completing the proxy card that was included with the Proxy Statement package, and return it as indicated on the card. If you have any questions about any of these matters, please do not hesitate to direct them to either Charles De Leon, Acting General Counsel, xXXXX, Tom Mutryn, CFO, at xXXXX, or me, at xXXXX.


         Thank you,


         /s/ Dendy Young
         Chairman and CEO